EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Act, the undersigned hereby agree (i) to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of Jones Lang LaSalle Income Property Trust, Inc. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii) of the Act, no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this October 11, 2012.

JONES LANG LASALLE INCORPORATED

By:	/s/ Joseph J. Romenesko
Name:	Joseph J. Romenesko
Title:	Treasurer

JONES LANG LASALLE CO-INVESTMENT, INC.

By:	/s/ Joseph J. Romenesko
Name:	Joseph J. Romenesko
Title:	Director

LASALLE INVESTMENT MANAGEMENT

By:	/s/ James Lyon
Name:	James Lyon
Title:	Director

LIC II (General Partner) LIMITED

By:	/s/ James Lyon
Name:	James Lyon
Title:	Director

LASALLE INVESTMENT COMPANY IIB LIMITED PARTNERSHIP

By:	LIC II (GENERAL PARTNER) LIMITED, its general partner

By:	/s/ James Lyon
Name:	James Lyon
Title:	Director

LIC II SOLSTICE HOLDINGS, LLC

By:	/s/ Peter Schaff
Name:	Peter Schaff
Title:	President

LASALLE U.S. HOLDINGS, INC.

By:	/s/ Peter Schaff
Name:	Peter Schaff
Title:	Director